Exhibit 99.1

For Release                           Immediate
Contacts                                (News Media) Tony Zehnder, Corporate Communications 312.396.7086
                                                (Investors) Scott Galovic, Investor Relations 317.817.3228

Conseco, Inc. Announces Public Offering of Common Stock

Carmel, Ind., December 14, 2009 – Conseco, Inc. (the “Company”) (NYSE:CNO) announced today that it has commenced an underwritten public offering of 45,000,000 shares of its common stock.  The Company intends to grant the underwriters a 30-day option to purchase up to an additional 4,500,000 shares of the Company’s common stock.  The shares will be issued pursuant to a prospectus filed as part of a registration statement previously filed with the Securities and Exchange Commission on Form S-1.  Morgan Stanley & Co. Incorporated is acting as bookrunning manager and Credit Suisse Securities (USA) LLC, FBR Capital Markets & Co. and Macquarie Capital (USA) Inc. are acting as co-managers.

The Company intends to use $150 million plus 50% of the net proceeds in excess of $200 million to repay indebtedness under its senior credit agreement, as required by Amendment No. 3 to its senior credit agreement, which will become effective upon the closing of this offering. The Company intends to use the remaining net proceeds for general corporate purposes.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but is not yet effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The offering will be made only by means of a prospectus, copies of which may be obtained from Morgan Stanley & Co. Incorporated, at  180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, Toll-Free (866) 718-1649 or by emailing prospectus@morganstanley.com.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Conseco (2)
December 14, 2009

About Conseco
Conseco, Inc.’s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, critical illness and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures.

Cautionary Statement Regarding Forward-Looking Statements.  The statements, trend analyses and other information contained in this press release and elsewhere (such as in filings by Conseco with the SEC, presentations by Conseco or its management or oral statements) relative to markets for Conseco’s products and trends in Conseco’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate, ” “believe, ” “plan, ” “estimate, ” “expect, ” “project, ” “intend,” “may, ” “will, ” “would, ” “contemplate, ” “possible, ” “attempt, ” “seek, ” “should, ” “could, ” “goal, ” "target, ” “on track, ” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. Statements that contain these words should be considered carefully because they describe Conseco’s expectations, plans, strategies and goals and Conseco’s beliefs concerning future business conditions, Conseco’s results of operations, financial position, and Conseco’s business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of Conseco’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q provides examples of risks, uncertainties and events that could cause Conseco’s actual results to differ materially from the expectations expressed in forward-looking statements.

All written or oral forward-looking statements attributable to Conseco are expressly qualified in their entirety by the foregoing cautionary statement. The forward-looking statements speak only as of the date made. Conseco assumes no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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